UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2006

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

On November 21, 2006, Kansas City Southern de México, S.A. de C.V. ("KCSM"), a wholly-owned subsidiary of Kansas City Southern, entered into a second supplemental indenture (the "Supplemental Indenture") with Grupo KCSM, S.A. de C.V. ("Grupo KCSM"), as guarantor, The Bank of New York, as trustee, and Deutsche Bank Luxembourg S.A., as paying agent, relating to KCSM's 10.25% Senior Notes due 2007 (the "2007 Senior Notes"). See the discussion below under Item 3.03 for a description of the terms and conditions of the Supplemental Indenture.

Indenture

On November 21, 2006, KCSM entered into an indenture (the "Indenture") with U.S. Bank National Association, as trustee and paying agent, pursuant to which KCSM issued US$175.0 million principal amount of 7.625% Senior Notes due 2013 (the "Notes"). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture.

Registration Rights Agreement

On November 21, 2006, KCSM entered into a registration rights agreement (the "Registration Rights Agreement") with the placement agents (the "Placement Agents") engaged in the offering of the Notes. Pursuant to the terms of the Registration Rights Agreement, KCSM agreed, for the benefit of the holders of the Notes, at the cost of KCSM, to use its reasonable best efforts to:

(i) file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and

(ii) complete the registered exchange offer within 270 days after the closing date of November 21, 2006 of the offering of the Notes.

Promptly after the exchange registration statement has been declared effective, KCSM will commence the registered exchange offer.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 13, 2006, KCSM entered into a placement agreement (the "Placement Agreement") with the Placement Agents, to offer the Notes in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Under the Placement Agreement, the Notes are expected to be resold by the Placement Agents to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act. KCSM is required to file an exchange offer registration statement pertaining to an exchange of the Notes pursuant to the Registration Rights Agreement. The aggregate proceeds received by KCSM from the sale of the Notes were US$175.0 million.

The Notes are unsecured and unsubordinated obligations of KCSM and rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of KCSM's secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of KCSM's subsidiaries and are therefore effectively subordinated to all liabilities of KCSM's subsidiaries.

The Notes bear interest at a rate of 7.625% per annum. Interest is payable semiannually on June 1 and December 1 of each year, beginning on June 1, 2007, to persons who are the registered holders of the Notes at the close of business on the immediately preceding May 15 and November 15, respectively.

The Indenture limits the ability of KCSM and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into transactions with affiliates, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), KCSM must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.

In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, the events of default include the following:

(i) KCSM fails to pay the principal or any premium on a Note on its due date;

(ii) KCSM fails to pay interest on a Note within 30 days of its due date;

(iii) KCSM defaults in the performance of or breach of the provisions of the Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

(iv) KCSM remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

(v) the acceleration of, or failure to make a principal payment, under other indebtedness of KCSM or its significant subsidiaries in the amount of $20.0 million or more;

(vi) any final judgment or order for payment in excess of $10.0 million is rendered against KCSM or a significant subsidiary and remains unpaid; and

(vii) the concession title under which KCSM operates rail lines ceases to grant KCSM rights originally provided therein, such rights become non-exclusive or the rail lines are repossessed.

In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default result in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:

(a) a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to KCSM or any significant subsidiary;

(b) KCSM or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

(c) the concession title under which KCSM operates rail lines is terminated.

The Notes will mature on December 1, 2013. However, KCSM, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after December 1, 2010, upon not less than 30 nor more than 60 days notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes are redeemable prior to December 1, 2009, at the redemption price set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at KCSM's option at 100% of their principal amount, together with accrued interest, in the event of certain changes in the Mexican withholding tax rate.

This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

The Placement Agents and their affiliates may have in the past provided, and may in the future from time to time provide, investment banking, commercial banking, and general financing and banking services to KCSM and its affiliates for which they would have received, or may in the future receive, customary fees. Certain of their affiliates have interests in KCSM's term loan and revolving loan facilities and may receive interest, fees and other amounts thereunder.

Item 3.03 Material Modifications to Rights of Security Holders.

In connection with KCSM's cash tender offer, KCSM received the requisite consents to amend the indenture dated June 16, 1997, among KCSM, as issuer, the Bank of New York, as trustee, Group KCSM, as guarantor, and Deutsche Bank Luxembourg S.A., as paying agent (the "1997 Indenture") under which the 2007 Senior Notes were issued in order to eliminate substantially all of the restrictive covenants included therein. As discussed in Item 1.01, KCSM has entered into the Supplemental Indenture which contains provisions amending the 1997 Indenture. The above description of the Supplemental Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.1.

Item 8.01 Other Events.

On November 21, 2006, Kansas City Southern issued a press release in compliance with Rule 135(c) under the Securities Act relating to the placement of the Notes by KCSM. A copy of the press release is attached hereto as Exhibit 99.1.

On November 21, 2006, Kansas City Southern issued a press release announcing that KCSM had accepted for payment tenders from holders of approximately 97% of its 2007 Senior Notes. The 2007 Senior Notes accepted for payment were tendered on or prior to the expiration deadline of midnight, New York City time, November 20, 2006, pursuant to the previously announced tender offer and consent solicitation for the 2007 Senior Notes. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)

4.1 Second Supplemental Indenture, dated November 21, 2006, among Kansas City Southern de Mexico, S.A. de C.V., as issuer, The Bank of New York, as trustee, Deutsche Bank Luxembourg S.A., as paying agent and Grupo KCSM, S.A. de C.V., as guarantor.

4.2 Indenture, dated November 21, 2006, between Kansas City Southern de Mexico, S.A. de C.V. and U.S. Bank National Association, as trustee and paying agent.

4.3 Registration Rights Agreement, dated November 21, 2006, among Kansas City Southern de Mexico, S.A. de C.V., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, BBVA Securities Inc., BMO Capital Markets Corp., and Scotia Capital (USA) Inc.

99.1 Press Release issued by Kansas City Southern, dated November 21, 2006, entitled "KCS Announces the Placement by KCSM of $175.0 million of 7.625% Senior Notes due 2013" is attached hereto as Exhibit 99.1.

99.2 Press Release issued by Kansas City Southern, dated November 21, 2006, entitled "KCS Announces Payment for Tenders from Holders of 97% of KCSM's 10.25% Senior Notes Due 2007" is attached hereto as Exhibit 99.2.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

November 27, 2006	By:	/s/ Michael K. Borrows

Name: Michael K. Borrows
Title: Vice President - Financial Reporting and Tax (Chief Accounting Officer)

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Exhibit Index

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated November 21, 2006, among Kansas City Southern de Mexico, S.A. de C.V., as issuer, The Bank of New York, as trustee, Deutsche Bank Luxembourg S.A., as paying agent and Grupo KCSM, S.A. de C.V., as guarantor.
4.2	Indenture, dated November 21, 2006, between Kansas City Southern de Mexico, S.A. de C.V. and U.S. Bank National Association, as trustee and paying agent.
4.3	Registration Rights Agreement, dated November 21, 2006, among Kansas City Southern de Mexico, S.A. de C.V., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, BBVA Securities Inc., BMO Capital Markets Corp., and Scotia Capital (USA) Inc.
99.1	Press Release issued by Kansas City Southern, dated November 21, 2006, entitled "KCS Announces the Placement by KCSM of $175.0 million of 7.625% Senior Notes due 2013".
99.2	Press Release issued by Kansas City Southern, dated November 21, 2006, entitled "KCS Announces Payment for Tenders from Holders of 97% of KCSM's 10.25% Senior Notes Due 2007".